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                                                                     Exhibit (j)

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information, both included in Post-Effective Amendment Number 1 to the Registration Statement (Form N-1A, No. 333-103630) of The Kensington Funds and to the use of our report dated May 22, 2003 on the financial statements, incorporated by reference therein.


                                                     /s/ Ernst & Young LLP

                                                     ERNST & YOUNG LLP

Columbus, Ohio
July 30, 2003